Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of December 1995
Distribution Date of January 16, 1996

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $77,618,479.23
Beginning Pool Factor                       0.2316952

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $5,693,951.44
  Interest Collected                      $602,101.94

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $35,112.20
Total Additional Deposits                  $35,112.20

Repos/Chargeoffs                           $36,777.05
Aggregate Number of Notes Charged Off              25

Total Available Funds                   $6,205,013.09

Ending Pool Balance                    $72,013,903.23
Ending Pool Factor                          0.2149652

Servicing Fee                              $64,682.07

Repayment of Servicer Advances            $126,152.49

Reserve Account:
  Beginning Balance                     $6,730,359.78
  Target Percentage                              7.50%
  Target Balance                        $5,401,042.74
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(30,308.82)
  Ending Balance                        $6,700,050.96

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             790,740.62      614
    31-60 days                             111,834.30       87
    60+ days                                24,347.52       17

    Total                                  926,922.44      627

  Balances:
    60+ days                               188,746.00       17

Memo Item - Reserve Account

  Prior Month                           $6,700,050.96
  Invest. Income                            30,308.82
    Beginning Balance                   $6,730,359.78

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of December 1995

                                                            NOTES
                                                   CLASS A-1
                                    TOTAL       (MONEY MARKET)   CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:             $335,002,547.77 $127,300,000.00 $195,976,000.00 $11,726,547.77
 Distribution Percentages                               100.00%          95.50%          4.50%
 Turbo Percentages                                      100.00%           0.00%          0.00%
 Coupon                                                  3.475%          4.475%         4.800%

Beginning Pool Balance           $77,618,479.23
Ending Pool Balance              $72,013,903.23

Collected Principal               $5,567,798.95
Collected Interest                  $602,101.94
Liquidation Proceeds/Recoveries      $35,112.20
Charge-Offs                          $36,777.05
Servicing                            $64,682.07

  Total Collections Available
    for Debt Service              $6,140,331.02

Beginning Balance                $66,368,141.49           $0.00  $61,001,642.00  $5,366,499.49

Interest Due                        $248,951.29           $0.00     $227,485.29     $21,466.00
Interest Paid                       $248,951.29           $0.00     $227,485.29     $21,466.00
Principal Due                     $5,604,576.00           $0.00   $5,352,370.08    $252,205.92
Principal Paid                    $5,604,576.00           $0.00   $5,352,370.08    $252,205.92
Turbo Principal                           $0.00           $0.00           $0.00          $0.00

Ending Balance                   $60,763,565.49           $0.00  $55,649,271.92  $5,114,293.57
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                             0.2839596273   0.4361295129

Total Distributions               $5,853,527.29           $0.00   $5,579,855.37    $273,671.92

Interest Shortfall                        $0.00           $0.00           $0.00          $0.00
Principal Shortfall                       $0.00           $0.00           $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00           $0.00           $0.00          $0.00

Excess Servicing                    $286,803.73

Beginning Reserve Account Balance $6,730,359.78
(Release)/Draw                      $(30,308.82)
Ending Reserve Account Balance    $6,700,050.96

Memo Item - Advances:
 Servicer Advances - Current Month $(126,152.49)
 Total Outstanding Servicer
   Advances                       $2,687,050.46

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of December 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5              4               3             2              1
                              Aug 1995       Sep 1995        Oct 1995      Nov 1995      Dec 1995
Beg. Pool Balance        $103,136,026.25 $96,494,626.09 $89,969,447.02 $83,220,136.56 $77,618,479.23


A) Loss Trigger:
Principal of Contracts
  Charged off                $110,306.34     $99,077.68    $101,136.84     $94,761.83     $36,777.05
Recoveries                   $100,440.75     $17,266.80    $115,481.61          $0.00     $35,112.20

Total Charged off
  (Months 5,4,3)             $310,520.86
Total Recoveries
  (Months 3,2,1)              150,593.81
Net Loss/(Recoveries)
  for 3 Mos.                 $159,927.05(a)

Total Balance
  (Months 5,4,3)         $289,600,099.36 (b)

Loss Ratio [(a/b)(12)]           0.6627%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $115,035.26    $114,451.78    $188,746.00
  As % of Beginning
    Pool Balance                                              0.12786%       0.13753%       0.24317%
  Three Month Average                                         0.16868%       0.14401%       0.16952%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer